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                    SUPERIOR CONSULTANT HOLDINGS CORPORATION

                              EMPLOYMENT AGREEMENT


Employment Agreement, between Superior Consultant Holdings Corporation, a Delaware Corporation ("Superior", "the company"), 4000 Town Center, Suite 1100, Southfield, Michigan 48075 and Richard R. Sorensen, 8530 Lincoln Drive, Huntington Woods, Michigan 48070-1226, ("the employee").

1. TERMS AND CONDITIONS OF EMPLOYMENT: Exempt employment shall commence on August 10, 1998. Employee is available for employment on a standard basis (minimum of 40 hours) on or before September 8, 1998 and is available to provide services on a fractional basis (minimum of 20 hours) on August 10, 1998. There is no fixed or minimum term to this Agreement. In the event the employee is unable to serve Superior Consultant Holdings Corporation on a standard basis by September 8, 1998, Superior Consultant Holdings Corporation reserves the right to restructure the terms and conditions of this agreement. The employee recognizes that he/she is serving solely at the will of the company. Further, the employee recognizes that his/her employment can be terminated by the company, with or without cause, for any reason whatsoever, at any time by notice from the company. The employee agrees that there is no continuing right to compensation and bonus. The employee further recognizes his/her obligations under applicable sections of this Agreement, including, but not limited to, the sections governing employee warranties, non-competition, proprietary rights, and confidential information, will survive any termination of employment or this employment agreement.

2. CLASSIFICATION AND DUTIES: The employee's title shall be Corporate Controller. The employee shall perform such services as are directed by the company and as may be described in the service agreements with clients of the company.

3. COMPENSATION: In full consideration for the services to be provided by the employee hereunder, the employee shall receive compensation consisting of salary, employee benefits, and bonus, if any, as described below. All salary, benefits, bonus, if any, and reimbursement shall cease as of the date of any termination of employment.

4. SALARY: The bi-weekly salary will be $7,692.31(prorated for partial periods), subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by written agreement with or consent of the employee. Bi-weekly salary during the term of fractional service will be $3,846.16.


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5. TERMINATION OF EMPLOYMENT: This Employment Agreement may be terminated by the company or the employee, with or without cause at any time upon six (6) months written notice.

6. EMPLOYEE BENEFITS: The company may offer benefits from time to time to its employees. Eligibility to receive such benefits will be subject to eligibility rules as defined by the plan. Insurance coverages shall commence in accordance with the eligibility rules, company policy and the requirement of the insurance carrier. The company reserves the right to change or revoke any policies or benefits at any time.

7. EXPENSE REIMBURSEMENT: The employee will be reimbursed for reasonable, necessary and authorized expenses incurred in the course of service and solicitation of clients in accordance with company policy. Expense reimbursement incurred in servicing a client will at no time be greater than that enjoyed by the company in its service agreement with the client.

8. COMPANY RESOURCES: The employee recognizes that all company resources of any kind and nature including but not limited to personnel; equipment and telephones; software; written materials, methods and procedures; client and prospect names, files and documentation are the sole property of the company and shall not be used for personal or any other non-company reasons.

9. OTHER GAINFUL EMPLOYMENT: The employee shall devote full employment energies, abilities and time to the performance of services hereunder. The employee is prohibited from performing services similar to those offered by Superior on behalf of any other company, organization, individual or other legal entity. The employee is also prohibited from soliciting or negotiating to perform services similar to those offered by Superior on behalf of any other company, organization, individual or legal entity. Further, the employee must seek written approval of the company prior to engaging in any employment of any nature, similar to the company's services or otherwise.

10. NON-COMPETITION: In consideration of employment with Superior Consultant Company, Inc., the employee is prohibited from recruiting, assisting in the recruitment or solicitation of employees of Superior or any of its subsidiaries or affiliates either directly or indirectly following employee's termination of employment with Superior. Furthermore, employee is prohibited from soliciting business and/or performing services via direct employment or through a party other than Superior for a period of one (1) year from the date of any termination of employment with Superior for clients of Superior or prospective clients of Superior identified during the term of employment. Employee accepts the obligation to inform Superior of prospective business opportunities.

For purposes of defining clients and prospective clients relative to non-competition, a "client" is any entity that Superior has provided services within the twenty-four (24) month period prior to the date of the employee's termination; a "prospective client" is any entity that has been subject to documented Superior sales and marketing activity, other than mass mailings, within six (6) months prior to the employee's termination date.


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Further, the employee is prohibited from engaging in healthcare information systems consulting and management consulting businesses for a period of one (1) year following the date of termination.

Employee recognizes and agrees that Superior has a legitimate business purpose in the protection of its trade secrets, proprietary information and competitive position under this non-competition provision. Further, employee recognizes and agrees that Superior has the right to such information as is reasonably necessary to inform Superior whether the terms of this non-competition provision are being complied with. Accordingly, employee agrees that for a period of one
(1) year following employee's termination of employment, employee will promptly and forthrightly comply with any request by Superior that employee provide Superior with the identity of employee's new employer.

The non-competition provisions contained herein shall survive termination of employment.

11. PROPRIETARY RIGHTS: The employee agrees that all work and creation of work products associated with this Employment Agreement are deemed work for hire for Superior. In consideration of employment with Superior the employee assigns and transfers to Superior all property rights of any kind and nature (including without limitation royalties, other income and property rights) in discoveries, inventions, patentable material, copyrightable materials (including any writing, book, article, computer program, work method, film, recording or graphic production) and other work products. The employee further agrees the employee shall cause to be furnished to Superior such instruments, instructions, and documentation as Superior may reasonably require to insure that the aforesaid rights shall belong to Superior. The employee shall, upon request by Superior, return or destroy all proprietary information as so directed by the company.

The only items which may be excluded from this Agreement must meet all of the following criteria:

         (1) Developed entirely on employee's own time and is outside the scope of his/her duties with Superior.

         (2) Not related to employee's duties as an employee of the company.

         (3) Developed without any use of the company's resources, facilities, personnel, financial support or data compiled as part of employee's work with Superior.

12. CONFIDENTIAL INFORMATION: The employee recognizes that in the course of performance of work for the company the employee will obtain access to materials and information of Superior, its subsidiaries and affiliates that constitute trade secrets and proprietary information of Superior, its subsidiaries


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and affiliates including, without limitation, descriptions of Superior's, its subsidiaries' and affiliates' products and services, planned products and services, business and marketing/sales plans, mergers and acquisition targets, employee compensation plans, employee medical information, the identities of suppliers, customers and prospective customers, identities of employees and prospective employees, prices and pricing policies in whatever form received by employee, including without limitation, written, voice, electronic or magnetic media or graphic display. The employee shall not utilize any such information for any purpose other than the performance of this Employment Agreement and shall not disclose any such information to any third party. The employee shall, upon request by Superior, return or destroy, as directed by Superior, any media in which such information is recorded.

The employee shall also observe any restrictions with respect to the use and disclosure of the confidential information of Superior's clients that are specified in Superior's service agreement with the clients, or that are reasonably required by the clients.

The employee understands that his/her obligation of non-disclosure shall survive termination of employment for any reason whatsoever.

13. EMPLOYEE WARRANTIES: By entering into this Agreement, employee represents and warrants that he/she is able to perform the contemplated duties of employment without breach of confidentiality or disclosure of proprietary information of any third party, and that no proprietary information of any third party shall be disclosed to Superior. Employee also represents and warrants that he/she is not prohibited from entering into this employment Agreement by any non-competition agreement, lawful or unlawful, or any other restrictions.

Further, the employee agrees to indemnify and hold harmless Superior from any claim or cause of action, including attorney fees, by any person or entity against Superior arising out of alleged breach by employee of any confidentiality agreement, non-competition agreement or any other restrictions inconsistent with foregoing representation of employee.

Employee acknowledges that due to the nature of the business of Superior, its subsidiaries and affiliates, and the value to Superior, its subsidiaries and affiliates, licensors and licensees of Proprietary Information, the breach by Employee of any of the provisions hereof, including without limitation, Confidential Information, Proprietary Information, and Proprietary Rights may not adequately be compensated in damages alone and, therefore, Superior shall be entitled to seek injunctive relief to prevent any threatened or continuing breach of any of the terms and provisions hereof, and in addition shall be entitled to seek any and all other remedies available at law or in equity. In the event Superior takes legal action to enforce its rights under this agreement, Superior shall also be entitled to recover its actual costs and attorney fees.


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14. POLICIES AND PROCEDURES: The employee recognizes the necessity for company's policies and procedures and company's right to change, revoke or supplement published policies and procedures at any time and agrees that he/she will comply with company's policies and procedures or be subject to corrective action and/or termination. The employee further understands that the company expressly reserves the right to discharge "at will," and the company, in its sole discretion, may either warn, reassign, suspend, or discharge any employee "at will," whichever it chooses at any time.

15. TERMINATION OF EMPLOYMENT: In the event employment with the company is terminated by either the employee or the company, the employee agrees to return all materials acquired during the term of employment with the company. Specifically, this is to include without limitation, computer disks, computers, work papers, manuals, training manuals, notes, articles, phone lists, correspondence, proposals, addresses, reports, phone cards, office keys and any and all material related to employment with the company.

16. FELONY CONVICTIONS: Employee represents and warrants that he/she has never been convicted of a felony.

17. VACATION: Employee shall have three (3) weeks paid vacation each employment year. Vacation must be requested, scheduled and approved in accordance with company policies. Vacation time does not carry over from one employment year to the next and there is no cash option to vacation benefits. Upon resignation/termination of employment, vacation is forfeited; remaining vacation will not be converted to cash. The preceding three sentences do not apply to employees who are residents where such forfeiture is inconsistent with state regulations. For those such employees, vacation will accrue on a pro-rated daily basis throughout the employment year. Employee will be permitted to take vacation during the year before it actually accrues; however, such vacation will be treated as an advancement of wages. If employee resigns or is terminated before the vacation taken has fully accrued, reconciliation of the unearned vacation will be made on the final paycheck. In addition, vacation will cease to accrue at any time an employee has accumulated three weeks of unused vacation.

18. ENTIRE AGREEMENT: This Employment Agreement constitutes the entire agreement between the company and the employee and supersedes all prior written or oral communications with respect to the subject matter hereof. This Employment Agreement may be amended only by a writing executed by the company and the employee.


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19. CHOICE OF LAW AND FORUM: This Employment Agreement will be governed by and interpreted in accordance with the laws of the State of Michigan.

Any action arising out of this Agreement or the termination of this Agreement, or the performance of services under this agreement, or the relationship between the parties established herein, shall be brought only in the Oakland County Circuit Court, Michigan, or United States District Court for the Eastern District of Michigan, Southern Division at Detroit, Michigan, and Employee hereby consents to and submits to the jurisdiction of either of such courts for such purpose.

20. SAVINGS CLAUSE: In the event that any provision of the Employment Agreement is found to be invalid by any court of competent jurisdiction, the remaining provisions shall remain in full force and effect.

SIGNATURES

Acknowledged and accepted, for Superior Consultant Holdings Corporation

                                        Vice President and
/s/ JAMES T. HOUSE                      Chief Financial Officer        8/10/98
- -------------------------------         -----------------------       ---------
NAME                                    TITLE                         DATE

I hereby acknowledge that I have voluntarily entered into this Employment Agreement after having a full and adequate opportunity to review its provisions.

Acknowledged and accepted

/s/ RICHARD R. SORENSEN                                                8/10/98
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NAME                                    TITLE                         DATE


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YOUR BI-WEEKLY SALARY WILL INCREASE BY THE AMOUNT REFLECTED BELOW (PRORATED FOR
PARTIAL PERIODS), AND WILL BE SUBJECT TO ANY PAYROLL OR OTHER DEDUCTIONS AS MAY BE REQUIRED TO BE MADE PURSUANT TO LAW, GOVERNMENT ORDER, OR BY WRITTEN AGREEMENT WITH OR CONSENT OF THE EMPLOYEE.

THIS SALARY ADJUSTMENT BECOMES EFFECTIVE ON 01/07/2001. THE COMPANY EXPLICITLY RESERVES THE RIGHT TO REFUSE ANY ACCEPTANCE NOT COMMUNICATED IN WRITING WITHIN ONE MONTH FROM THE ABOVE-MENTIONED EFFECTIVE DATE.

EXCEPT AS AMENDED HEREIN, ALL TERMS AND PROVISIONS OF THE CURRENT EMPLOYMENT AGREEMENT, AS PREVIOUSLY AMENDED, REMAINS IN FULL FORCE AND EFFECT.


YOUR TITLE HAS BEEN CHANGED. YOUR NEW TITLE IS REFLECTED BELOW.

EXCEPT AS AMENDED HEREIN, ALL TERMS AND PROVISIONS OF THE CURRENT EMPLOYMENT AGREEMENT, AS PREVIOUSLY AMENDED, REMAINS IN FULL FORCE AND EFFECT.

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NAME                                                           SORENSEN, RICHARD

BI-WEEKLY INCREASE                                                        769.23

SALARY INCREASE                                                           20,000

CURRENT TITLE                                               Corporate Controller

NEW TITLE                                                   Vice President & CFO


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